SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 5, 2006

XACT AID, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

0-25022	11-3718650
(Commission File Number)	(I.R.S. Employer Identification No.)

585 Castle Peak Road, Kwai Chung, N.T. Hong Kong
(Address of Principal Executive Offices)	(Zip Code)

852 2514 4880
(Registrant’s Telephone Number, Including Area Code)

.
Item 2.01 Completion of Acquisition or Disposition of Assets

On September 5, 2006, pursuant to a Share Exchange Agreement dated as of July 15, 2006 (the “Share Exchange Agreement”) by and among Technorient Limited, a Hong Kong corporation (“Technorient”), Fred De Luca, Corich Enterprises, Inc., a British Virgin Islands corporation (“Corich”), Herbert Adamczyk (“Adamczyk”) and Xact Aid, Inc., a Nevada corporation (the “Company”), Corich and Adamczyk, as shareholders of Technorient, transferred 49% of the outstanding capital stock of Technorient on a fully diluted basis to the Company in exchange for 972,728 shares of the Company’s Series A Convertible Preferred Stock (the “Series A Preferred Stock”), which is convertible into 89,689,881 shares of the common stock of the Company. Pursuant to the terms of the Share Exchange Agreement, there will be approximately 167,644,553 shares of common stock issued and outstanding after giving effect to (a) the Exchange, (b) the share cancellations, debt conversions and the issuance of the consulting shares as further described under Items 3.02 and 5.01, and (c) the full conversion of the Series A Preferred Stock.

As a result of this Exchange, the Company became a 49% shareholder of Technorient.

Additionally, as a condition to the Exchange, the Company completed the sale of all the capital stock of Brooke Carlyle Life Sciences, Inc., which prior to the Exchange constituted all of the Company’s assets for $1,000 cash, to Nexgen Biogroup, Inc.

Item 3.02 Unregistered Sales of Equity Securities

As described in Item 2.01 of this Current Report on Form 8-K, the Company issued 972,728 shares of its Series A Preferred stock in exchange for 49% of the issued and outstanding capital stock of Technorient. Of these shares, 727,273 shares were issued to Corich, 167,273 shares were issued to Adamczyk and 78,182 shares were issued to Orient Financial Services Ltd. As a condition to closing of the Exchange, the holders of the Company’s Callable Secured Notes in the principal amount of $950,000 converted such Notes into 5,029,337 shares of the Company’s Common Stock and the holder of a note payable (assignment of pending patent) in the principal amount of $1,000,000 converted such note into 16,600,000 shares of the Company’s Common Stock. The shares of common stock issued in connection with the conversion of such notes (the “Debt Conversion”) are referred to herein as the “Conversion Shares.” The Conversion Shares were issued to Main Pacific Ltd. as to 11,680,000 shares of Common Stock, Huntington Chase, Inc. as to 2,000,000 shares, and Cartier Fleming International Ltd. as to 2,920,000 shares. Additionally, pursuant to a consulting agreement dated July 15, 2006 (the “Consulting Agreement”) between the Company and Happy Emerald Limited, a British Virgin Islands company (“Happy Emerald”), on September 5, 2006, the Company issued to Happy Emerald 561,245 shares of the Company’s Series A Convertible Preferred Stock (the “Consulting Shares”). All of these securities were issued by the Company in reliance upon an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended.

Each share of Series A Convertible Preferred Stock is convertible into 92.2045 shares of the Company’s Common Stock (subject to customary adjustments for stock splits, reorganizations, recapitalizations, etc.), has a liquidation preference of $4.00, has voting rights on an as converted basis, and does not have any mandatory dividend rights.

Item 5.01. Changes in Control of Registrant

The Share Exchange

As of August 31, 2006, the Company had 13,576,021 outstanding shares of common stock and no outstanding shares of preferred stock. The Company’s Articles of Incorporation provides for authorized capital of two hundred million shares (200,000,000) of which one hundred million (100,000,000) are $0.001 par value common stock and one hundred million (100,000,000) are $0.001 par value preferred stock. Prior to the Exchange, Federico G. Cabo, director, owned 3,000,000 shares of common stock, and Fred De Luca, Secretary and director, owned 6,000,000 shares of common stock. Pursuant to the Exchange, the Company cancelled 9,000,000 shares of common stock owned by Messrs. De Luca and Cabo (the “Share Cancellations”).

In connection with the Exchange, the Company issued (i) to Corich and Adamczyk an aggregate of 972,728 shares of the Series A Preferred stock in exchange for 49% of the issued and outstanding shares of Technorient, (ii) 561,245 shares of Series A Preferred Stock to Happy Emerald for consulting services to be provided to Technorient after the Exchange, and (iii) an aggregate of 21,629,337 shares of Common Stock in connection with the Debt Conversions. As a result, after giving effect to the Exchange, the Debt Conversions, the issuance of the Consulting Shares and the Share Cancellations, as of the Exchange, the total issued and outstanding shares of the Company’s common stock assuming conversion of the Series A Preferred Stock was 167,644,553 shares.

The Share Exchange Agreement was determined through arms-length negotiations between the Company and Technorient.

Change of Executive Officers and Directors

Immediately following the completion of the Exchange and pursuant to the Share Exchange Agreement, Richard Man Fai Lee and Herbert Adamczyk were elected to the Company’s board of directors, and Robert G. Pautsch resigned as President, Chief Executive Officer and director, Charles Miseroy resigned as Chief Financial Officer and Treasurer, and Richard Man Fai Lee, Herbert Adamczyk and Tik Tung Wong were elected as Chief Executive Officer, Chief Operating Officer and Chief Financial Officer, respectively.

Information regarding the Company’s directors and executive officers is set forth below. If any director or executive officer listed below is unable to serve, the directors will appoint a successor. Each director serves until his successor is elected at the annual meeting of stockholders or until his earlier death, resignation or removal and, subject to the terms of any employment agreement with the Company, each executive officer serves at the pleasure of the Board of Directors.

Name	Age	Position
Richard Man Fai Lee	50	Chief Executive Officer & director
Herbert Adamczyk	66	Chief Operating Officer & director
Tik Tung (Joseph) Wong	49	Chief Financial Officer
Frederico G. Cabo	51	Director
Fred De Luca	76	Secretary & Director

Richard Man Fai Lee is the Executive Chairman and Chief Executive Officer of Wo Kee Hong Group, a Hong Stock Exchange company, and through Corich, the controlling shareholder of Technorient. He is responsible for formulating the Group's overall strategic planning and business development. Mr. Lee has 26 years experience in marketing consumer products. He has a bachelor's degree and a master's degree in business administration from the University of Minnesota. He was also elected and had served for two consecutive terms as the Chairman of the Radio Association of Hong Kong, the trade association of audio visual business in Hong Kong. He has been with the Group for 22 years.

Herbert Adamczyk is the Managing Director of Technorient. He has over 40 years of experience in the automotive trade in Hong Kong. Originally a semi-professional racing driver and a senior engineer with Volkswagen and Porsche in Germany, Middle East and Hong Kong, Mr. Adamczyk has been with Technorient, a subsidiary of Wo Kee Hong Group, for 23 years.

Joseph Wong,FCCA, CPA is an Executive Director, the Chief Financial Officer and qualified accountant of Wo Kee Hong Group. He is a fellow member of the Association of Chartered Certified Accountants and associate member of the Hong Kong Institute of Certified Public Accountants. He is an Independent Non-executive Director of Chi Cheung Investment Company, Limited.

Federico G. Cabo began his series of entrepreneurial successes in 1970 by founding Cabo Distributing Co., a beer, wine and spirits distribution company, which through his leadership became the leader in sales of Mexican beer brands which included Corona, Carta Blanca, Dos Equis, Bohemia, Pacifico and others. He sold the company in 1998 when annual sales had reached $20 million. He then transitioned from distribution to production and in February 1998 co-founded American Craft Brewing Co. (Ambrew), where he served as Director and was majority shareholder of this public company. In June 1998 he also founded Fabrica de Tequilas Finos S.A., a tequila distilling company located in Tequila, Jalisco, Mexico, selling premium tequila to a network of wholesalers throughout the U.S., Canada and Europe. Mr. Cabo served as President of this company from inception to the present date. In August 1998 he expanded his activity in production and distribution by serving as Director and President of Cerveceria Mexicana S.A. de C.V., the 3rd largest brewery in Mexico, which was sold to Coors Brewing Co. in May 2001. He joined the Company as Chief Executive Officer in September 2004. Mr. Cabo graduated as a Civil Engineer from the Universidad Nacional Autonoma De Mexico (UNAM) in 1967, and was employed through 1969 as a Special Applications Engineer at ITT Barton, a liquid gas level and gas flow instrumentation company.

Fred De Luca practiced corporate law over a twenty-nine year period until retiring in June 1989 to serve as legal consultant and director to various private and publicly traded companies. From July 1999 until January 2003, Mr. DeLuca served as Secretary and was a legal consultant to Quicktest 5, Inc. In January 2003, Quicktest 5, Inc. was the surviving company of a merger with a public company and became QT5, Inc., the predecessor company. He continued to serve as Secretary and legal consultant to QT 5, Inc. from January 2003 to the present. In addition, in September 2004 he became a director of QT 5, Inc. From July 1995 to the present, Mr. DeLuca has also served as Secretary, director and consultant to Sound City Entertainment Group . From September 1989 to the present, Mr. DeLuca was and is a consultant to Automotive Racing Products. Mr. De Luca earned his undergraduate degree at University California Los Angeles (UCLA) and his law degree at Southwestern University School of Law.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth the number of shares of common stock beneficially owned by (i) those persons or groups known to beneficially own more than 5% of the Company’s common stock prior to the closing of the Exchange, (ii) those persons or groups who beneficially own more than 5% of the Company’s common stock as of the closing of the Exchange, (iii) each current director and each person that became a director upon the closing of the Exchange, (iv) all current directors and executive officers as a group and (v) all directors and executive officers after the closing of the Exchange as a group. The information is determined in accordance with Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended. Except as indicated below, the stockholders listed possess sole voting and investment power with respect to their shares.

	Before Closing of Exchange (1)		After Closing of Exchange(2)
Name and Address of Beneficial Owner(3)	Amount and Nature of Beneficial Ownership	Percent of Class	Amount and Nature of Beneficial Ownership	Percent of Class
Pre-Exchange Officers and Directors

Frederic G. Cabo	3,000,000	22.1%	0	-
Fred De Luca	6,000,000	44.2%	0	-
Robert G. Pautsch	500,000	3.7%	500,000	*
Officers and Directors as a Group (3 persons)
Post Exchange Officers and Directors
Richard Man Fai Lee(4)	-	-	-	-
Herbert Adamczyk	-	-	15,423,323(5)	9.2%
Frederico G. Cabo	3,000,000	22.1%	0	-
Fred De Luca	6,000,000	44.2%	0	-
Post Exchange Beneficial Owners
Wo Kee Hong (Holdings) Limited(5)	-	-	67,057,843(6)	40.0%
Charles Miseroy(7) 12318 Foxcroft Place Granada Hills, California 91344-1621			51,749,314(6)	30.9%
All officers and directors as a group (6 persons)			--	--

* Less than 1%

(1) Based on 13,576,021 shares outstanding on August 31, 2006.

(2) Based on 167,644,553 shares of the Company’s common stock outstanding (assuming conversion of the Series A Preferred Stock) following the closing of the Exchange.

(3) Unless otherwise noted, the address for each of the named beneficial owners is: 143 Triunfo Canyon Road, Suite 104 Westlake Village, California 91361 as to pre-Exchange matters, and 585 Castle Peak Road, Kwai Chung, N.T. Hong Kong, as to post-Exchange matters.

(4) Mr. Lee is the Executive Chairman and Chief Executive Officer of Wo Kee Hong (Holdings) Limited. Mr. Lee is one of the beneficiaries of a discretionary trust the trustee of which holds a 52.85% interest in Wo Kee Hong (Holdings) Limited. Mr. Lee disclaims beneficial ownership of the shares of the Company beneficially owned by Wo Kee Hong (Holdings) Limited.

(5) Calculated based on 167,273 shares of Series A Convertible Preferred Stock, each share convertible into 92.2045 shares of Common stock.

(6) Wo Kee Hong (Holdings) Limited is the parent of Corich Enterprises, Inc. and one of the selling shareholders of Technorient. The shares are calculated based on 727,273 shares of Series A Convertible Preferred Stock, each share convertible into 92.2045 shares of Common stock.

(7) Calculated based on 78,182 shares of Series A Convertible Preferred Stock, each share convertible into 92.2045 shares of Common stock. Mr. Miseroy is the controlling equity holder of Happy Emerald Limited, the record owner of the shares of Series A Preferred Stock.

Explanatory Note

Unless otherwise indicated or the context otherwise requires, all references below in this Report on Form 8-K to “we,” “us” and the “Company” are to Xact Aid, Inc., a Nevada corporation. References to “Technorient” and the “Group” are to Technorient Limited, a Hong Kong corporation and its subsidiaries.

Cautionary Notice Regarding Forward Looking Statements

This Report on Form 8-K contains a number of forward-looking statements that reflect management’s current views and expectations with respect to its business, strategies, products future results and events and financial performance. All statements made in this Report other than statements of historical fact, including statements that address operating performance, events or developments that management expects or anticipates will or may occur in the future, including statements related to distributor channels, volume growth, revenues, profitability, new products, adequacy of funds from operations, statements expressing general optimism about future operating results and non-historical information, are forward looking statements. In particular, the words “believe,” “expect,” “intend,” “ anticipate,” “estimate,” “may,” “will,” variations of such words, and similar expressions identify forward-looking statements, but are not the exclusive means of identifying such statements and their absence does not mean that the statement is not forward-looking. These forward-looking statements are subject to certain risks and uncertainties, including those discussed below. Actual results, performance or achievements could differ materially from historical results as well as those expressed in, anticipated or implied by these forward-looking statements. Technorient does not undertake any obligation to revise these forward-looking statements to reflect any future events or circumstances.

Readers should not place undue reliance on these forward-looking statements, which are based on management’s current expectations and projections about future events, are not guarantees of future performance, are subject to risks, uncertainties and assumptions (including those described below) and apply only as of the date of this Report. Actual results, performance or achievements could differ materially from the results expressed in, or implied by, these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those that will be discussed in “Risk Factors” in a later filing, as well as those discussed elsewhere in this Report, and the risks to be discussed in the next Annual Report on Form 10-KSB and in the press releases and other communications to stockholders issued by us from time to time which attempt to advise interested parties of the risks and factors that may affect its business. Technorient undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

TECHNORIENT BUSINESS DESCRIPTION

Group Summary

Technorient is the parent company of Auto Italia Limited (“Auto Italia”), Italian Motors (Sales & Service) (“Italian Motors”), and Italian Motors (Sales & Services) Limited (“IML”). Originally founded in 1974 by Herbert Adamczyk as German Motors Limited, Technorient was formed as the holding company for Auto Italia, IML and German Motors in 1985. IML was appointed sole Ferrari importer and distributor for Hong Kong and Macau in 1992 (and exclusive importer for China between 1994 and 2004), and Auto Italia was appointed importer and distributor for Maserati in 1996, having been a dealer for the brand since 1994. In 2003, IML transferred all its car trading business to Auto Italia, which in turn set up a new subdivision, Italian Motors, to continue the business. IML is also an equity holder in Ferrari Maserati International Trading (Shanghai) Co. Ltd., (“Shanghai JV”) an equity joint venture company created with Ferrari SpA and the Beijing-based Poly Investment Group in 2004 to handle sales, marketing and distribution of Maserati and Ferrari in China. The Shanghai JV is currently building a network of dealerships for Ferrari and Maserati in China

Auto Italia and Italian Motors operate from six locations in Hong Kong and China, incorporating sales, spare parts, service and body and paint shop facilities for Ferrari and Maserati. Management believes that the group has a well established customer base comprised of high net worth individuals in Hong Kong and China and enjoys through its sales performance and reputation for first class facilities and customer service, an excellent relationship with senior management of both Ferrari SpA and Maserati SpA.

Senior Management of Technorient view the rapid development of the consumer market in China, particularly the market for luxury products, as an opportunity to leverage the Group’s existing high net worth customer base and reputation to develop a platform for distribution of a wide range of luxury items, including additional high end (performance) autos, luxury yachts and other premium lifestyle items.

History and Background

German Motors was originally established in 1974 by Mr. Herbert Adamczyk as a service center for high performance sports cars, including Ferrari. After some years of development, and largely as a result of its record in high quality service and support for the auto racing industry in both Hong Kong and Macau, in 1983 the company was the awarded exclusive dealership for Ferrari in Hong Kong & Macau. IML was formed subsequently to take up the business.

Technorient was established in Hong Kong on March 8, 1983. Technorient became the holding company of IML, Auto Italia and German Motors. IML was appointed sole importer and distributor of Ferrari cars in Hong Kong and Macau in 1992. Between 1994 and 2004, IML was also the exclusive importer of Ferrari cars in China (“China”). Auto Italia had been a dealer of Maserati cars since 1994 and was appointed importer and distributor for Maserati cars in 1996.

In 1993, Corich Enterprises Inc. (“Corich”), a wholly owned subsidiary of Wo Kee Hong (Holdings) Limited which has shares listed on the Main Board of The Stock Exchange of Hong Kong Limited, acquired 37.7% of the then issued share capital of Technorient. Mr. Adamczyk held approximately 28.2% of the then issued and outstanding capital shares of Technorient. In 1995, Corich increased its interest in Technorient to 73.6% through subscription of new shares and acquisition of shares from certain minority shareholders of Technorient. In 2001 and 2002, a minority shareholder of Technorient sold its entire interest of approximately 0.019% of the then issued capital shares of Technorient to Corich and Mr. Adamczyk in proportion to their then interest in Technorient. On April 15, 2004 and April 28, 2004, Corich increased its interest in Technorient to 89.92%. On May 30, 2006, Corich acquired 0.08% of the issued capital shares of Technorient from the minority shareholder of Technorient. Upon completion of the acquisition, Corich and Mr. Adamczyk each held approximately 90% and 10% of Technorient, respectively. Upon completion of the Exchange on September 5, 2006, Corich and the Company held approximately 51% and 49% of Technorient, respectively.

Ferrari/Maserati China

The Technorient Group sold the first Ferrari in China in 1994. By 2005, over 100 units were sold, reflecting the emergence of China as one of Ferrari’s key growth markets, alongside Latin America and Russia. In accordance with its worldwide policy of owning the primary importer in a major export market, Ferrari SpA approached Technorient management in 2002 to request guidance as to how to best establish its own importing operations in China. Technorient introduced Ferrari SpA to Poly Group, a powerful industrial entity, after having established that a joint venture with a well connected local entity would be the most appropriate structure.

As a result, on August 27, 2004, IML formed Ferrari Maserati Cars International Trading (Shanghai) Co., Ltd. (“Shanghai JV”), an equity Sino-foreign joint venture in the PRC with Ferrari S.p.A. and Poly Technologies, Inc., to engage in the import, distribution and sale, through a local network of car dealers, of Ferrari and Maserati cars, spare parts and ancillary products. Ownership of the Shanghai JV at inception was Ferrari SpA 40%, Technorient Group (through IML) 30% and Poly Group 30%, with Richard Lee, Chairman of Technorient, appointed as Chairman and authorized representative of the JV.

Upon formation, the Shanghai JV acquired from IML all of the dealer network and importer operations which had been established by IML, including residual cars allocated for China, which were transferred to the JV at cost.

As the structure of Shanghai JV precludes direct ownership by the shareholders of a licensed dealer in China and in view of Technorient’s strategy to develop a luxury brand platform amongst its high net worth clients, management of Technorient subsequently approached Ferrari SpA to dispose of its JV interest so that it could acquire an independent dealer network and, inter alia, maintain its direct customer relationships. As part of this arrangement, Technorient would apply for and receive dealer licenses in key markets in China such as Dalian (already awarded) and Shenzhen and will, in conjunction with Ferrari, continue to build its dealer network to capitalize on its client base in China and pursue its luxury brand platform.

Pursuant to the above, IML entered into an agreement to dispose of a 29% equity interest in Shanghai JV in July 2006. As at the date hereof, the disposal has not yet been completed and IML still retains its 30% of the equity interest of Shanghai JV. Upon completion of the disposal however, IML will continue to hold a 1% equity interest in Shanghai JV. Beginning 2006, the Technorient Group is able to act as an authorized dealer of Ferrari and Maserati cars in certain cities in the PRC to be allocated in accordance with the Shanghai JV. In January 2006, IML formed Dalian Auto Italia in the PRC to engage in the distribution of Ferrari and Maserati cars in Dalian, the PRC. 95% of the equity interest of Dalian Auto Italia is owned by IML.

Auto Italia was established in Hong Kong on September 25, 1984 to trade cars and related accessories and provide car repair services. It was the exclusive agent for Lancia and subsequently Fiat automobiles until the early 1990s when Lancia discontinued its right hand drive model range. Auto Italia withdrew from its Fiat dealership at the same time due to the unsuitability of the vehicles for the Hong Kong market. Immediately following cessation of its Lancia and Fiat agencies, Auto Italia was awarded exclusive dealership for Maserati.

Operations

As the primary importer for Ferrari/Maserati for Hong Kong, Macau and China (until 2004), Technorient was responsible for introducing and developing a viable market for high performance luxury motor cars in those territories. After formation of Shanghai JV in 2004, Technorient still retains its role as exclusive importer and dealer for both Ferrari and Maserati brands in Hong Kong and Macau, both significant markets in their own right, while developing an independent dealership network in China in close cooperation with Shanghai JV.

A key aspect of any Ferrari dealer worldwide is the strength of the relationship with Ferrari SpA management in Maranello, Italy. With its internationally recognized logo and current worldwide production of only 5500 units, the Ferrari brand connotes an image of performance and exclusivity unique in the auto world. Management of Ferrari SpA understands the importance of dealer performance in maintaining this image and accordingly requires the highest level of commitment from their dealers.

Dealership agreements are renewed annually and vehicle allocations are made largely through negotiation and are based on past sales levels. Allocations largely determine waiting lists for certain models, which in developed markets, such as the US and Europe, can stretch out to 3 years. A key to success as a Ferrari dealer is the ability to increase allocations regularly. Technorient’s management has historically enjoyed a unique ability to achieve this, through the strength of their 20-year relationship with Ferrari and proven success in building important markets for Ferrari and Maserati in Hong Kong and China. As a result, waiting lists for new cars in China are relatively short, an important advantage in newly developing markets where patience levels amongst the newly wealthy for their high end purchases are relatively low.

Technorient’s commitment to maintaining the highest levels of service facilities and after sales service is supplemented by an active promotional program compred media events and classic/performance car rallies. Technorient is also sponsoring development of a “Worldwide Super Car Club” based at the F1 track facilities in Zhuhai, located in southern China. This club is being developed to service the “recreational racing” requirements of the Group’s ultra high net worth clients and will showcase its key brands and luxury lifestyle concept for emerging Chinese patrons.

Ownership Structure

Note 1: Technorient has agreed to dispose of a 29% equity interest held by Italian Motors (Sales & Service) Limited in Ferrari Maserati Cars International Trading (Shanghai) Co., Ltd. Upon completion of the disposal, Italian Motors (Sales & Service) Limited will retain a 1% equity interest in Ferrari Maserati Cars International Trading (Shanghai) Co., Ltd. As of August 31, 2006, the disposal has yet to be approved by the relevant authorities in the PRC and the disposal has not yet become effective.

Market Analysis

Hong Kong and Macau

After several years of steady growth, the market in Hong Kong and Macau for super luxury performance vehicles was severely impacted by the SARS crisis and the resulting economic downturn in 2003, which, together with the imposition of a poorly conceived luxury tax (now reduced and restructured) reduced Ferrari sales to a fraction of the prior period. However, since 2004 Hong Kong and Macau have experienced an economic boom, built largely on the robust performance of the Chinese economy, particularly on the consumption side.

Sales for Ferrari and Maserati stabilized at around 140 units per annum in 2005 with annual growth in the region of 30%. Given the relatively small but extremely wealthy customer base for the Group’s products in Hong Kong/ Macau, management predicts that sales will remain significant, in both Special Administrative Regions while the proportion of sales in the PRC will increase at a greater rate.

China

The consumer market in China has started to emerge as the engine of economic growth over the past 2 years. China recently overtook Japan as the second largest car market in the world, after the United States with 5.9 million units sold in 2005.

At the same time, the number of very high net worth individuals in China (over $10 million) is estimated to have increased to over 10,000, and a class of superrich (over $100 million) has increased to over 250. These numbers can be viewed in context with the fact that not a single millionaire existed in China until 1989.

From a single car in 1994, Ferrari and Maserati expect to sell over 200 cars in 2006 compared with a total of around 150 units the previous year. Sales growth is expected to accelerate as the dealership network in China expands.

Competition

With the appointment of Technorient’s Dalian dealership in the North East of China, there are now 12 authorized showrooms and after-sales facilities nationwide. As Technorient was responsible for appointing the majority of these dealers as sales agents between 1994 and 2004 (the majority of whom achieved full dealer status after the importer was established in 2004), it enjoys close working relationships with all these representatives.

One of the Technorient’s major strengths is its ability to focus on customer service, capitalizing on more than 30 years of experience in Hong Kong and Macau, which provides it with a distinct advantage in China. A major weakness in the automotive sector in China is a lack of customer service skills, with most dealers content to simply sell cars, with limited, if any, after sales service and support.

Technorient’s service philosophy has always been based around a racing team type support structure, with 24 hour service, spare parts and consultation. This approach developed from the auto racing background of Technorient’s key principals has proven to be very successful in building long term relationships with wealthy clients. Technorient’s focus on satisfying the client in both the sales and after-sales areas has led to consistently high levels of recommendation and endorsement, and additional and repeat business, all of which has benefited Technorient for over thirty years.

Business Strategy

Technorient’s main strategy of building a luxury brand platform in China will be centered around continued development of the independent dealer network for the key brands of Ferrari and Maserati. This network, like the dealers in Dalian and Shenzhen, will be developed, in cooperation with Ferrari SpA, both through de novo operations and acquisitions of existing dealerships in key industrial regions with a high concentration of wealthy individuals who form an important part of Technorient’s customer base.

As the business of Technorient develops, it is the intention that additional key brands, consistent with the platform and character of the business, will be acquired from Technorient’s parent company Wo Kee Hong (Holdings) Limited or from third parties.

In reflection of the commitment of Technorient to the China luxury brand development concept, the name of the Company will be changed to “China Premium Lifestyle Group.”

Key Management

In addition to Messrs. Lee, Adamczyk and Wong whose biographical information is set forth above, the following individuals constitute the senior management of the Technorient Group.

Sammy Chi Chung SUEN - MBA, aged 59, is an Executive Director of Wo Kee Hong Group and Director of Technorient Limited. He is responsible for the development of motor car business in China. He has over 30 years of experience in general management, sales and marketing of cars, electrical appliances and air-conditioning products. He has been with the Group for about 10 years.

John Newman - MIMI, aged 39, is the General Manager of Auto Italia Ltd, a subsidiary of Technorient Group. He has 18 years experience with blue chip sports and luxury car manufacturers and importers, and was a director of a successful motor racing team in Europe. He holds a Diploma in Business and Finance, is a qualified pilot and is a member of the Institute of the Motor Industry in the UK. Experienced in sales, marketing, distribution, dealer development, media communications and customer relationship management, he joined the company in 2005.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Pursuant to the Exchange, Robert G. Pautsch resigned from the office of President and Chief Executive Officer and as a member of the Board of Directors, and Charles Miseroy resigned from the office of Chief Financial Officer and Treasurer. Federico G. Cabo and Fred De Luca, along with the new appointees comprised the Company’s board of directors as set forth in Item 5.01 of this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statement of Businesses Acquired.

The financial statements of Technorient required by Rule 3-05(b) of Regulation S-X will be filed by an amendment to this Current Report on Form 8-K.

(b) Pro Forma Financial Information.

The pro forma financial information required by Article 11 of Regulation S-X will be filed by an amendment to this Current Report on Form 8-K.

(d) Exhibits.

4.1	Certificate of Designation of Series A Convertible Preferred Stock.

10.1
Share Exchange Agreement dated July 15, 2006 among the Company, Inc., Fred De Luca, Corich Enterprises, inc., Herbert Adamczyk and Technorient Limited, incorporated by reference from the Form 8-K/A filed with the SEC on July 28, 2006.

10.2	Consultancy Services Agreement dated July 15, 2006 by and between Xact Aid, Inc. and Happy Emerald Limited

10.3	Stock Purchase dated as of May 24, 2006 between Xact Aid, Inc. and Nexgen Biogroup, Inc. incorporated by reference from the Form 8-K filed with the SEC on June 15, 2006.

10.4	Conversion Agreement dated as of July 26, 2006 among Xact Aid, Inc. on the one hand, and AJW Partners LLC, AJW Offshore, Ltd, AJW Qualified Partners, LLC and New Millennium Capital Partners II, LLC.

10.5	Conversion Agreement between Xact Aid, Inc. and Edward W. Withrow, III.

99.1	Shareholders’ Agreement dated March 31, 1993, by and among Herbert Adamczyk, Klaus Jurgen Dorr, Andrew Ronald Turner, Happyland Company Limited and Corich Enterprises Inc.

99.2	Import and distribution agreement for Hong Kong, Macau, dated January 1, 1992, by and between Ferrari S.p.A. and Italian Motors (Sales & Service) Limited

99.3	Letter of variation to “Import and Distribution Agreement” dated November 27, 2003, by and among Ferrari S.p.A., Italian Motors (Sales & Service) limited and Auto Italia Limited.

99.4	Deed of Indemnity, dated November 27, 2003, by and among Ferrari S.p.A., Italian Motors (Sales & Service) Limited and Auto Italia Limited.

99.5	Letter to vary the “Import and Distribution Agreement” dated July 23, 2004, by and between Italian Motors (Sales & Service Limited) and Ferrari S.p.A.

99.6	Import and distribution agreement for Hong Kong and the Guangdong province of the People’s Republic of China, dated January 1, 1996, by and between Maserati S.p.A. and Auto Italia Limited.

99.7	Letter to vary the agreement, dated May 25, 2005, by and between Maserati S.p.A. and Auto Italia Limited.

99.8	Services Agreement, dated July 1, 2002, by and between Italian Motors (Sales & Service) Limited, Auto Italia Limited and Herbert Adamczyk.

99.9
Equity Joint Venture Agreement relating to the establishment of Ferrari Maserati Cars International Trading (Shanghai) Co., Ltd., by and among
Poly Technologies, Inc., Italian Motors (Sales & Service) Limited and Ferrari S.p.A., dated March 23, 2004.

99.10
Articles of Association of Ferrari Maserati Cars International Trading (Shanghai) Co., Ltd., by and among Poly Technologies, Inc., Italian Motors (Sales & Service) Limited and Ferrari S.p.A, dated March 23, 2004.

99.11	Services Agreement by and between Auto Italia Limited and Ferrari Maserati Cars International Trading (Shanghai) Co., Ltd., dated November 4, 2004.

99.12	Declaration of Trust in respect of Equity Interest of Dalian F.T.Z. Italian Motors Trading Co., Ltd., by and between Ko Mei Wah and Italian Motors (Sales & Service) Limited, dated December 19, 2005.

99.13
Equity Interest Transfer Agreement in respect of Ferrari Maserati Cars International Trading (Shanghai) Co., Ltd., by and between Italian Motors (Sales & Service) Limited and Ferrari S.p.A., dated December 30, 2005.

99.14
Side Agreement in respect of Transfer of Equity Interest of Ferrari Maserati Cars International Trading (Shanghai) Co., Ltd., by and between Italian Motors (Sales & Service) Limited and Ferrari S.p.A., dated December 30, 2005.

99.15
Amended and Restated Articles of Association of Ferrari Maserati Cars International Trading (Shanghai) Co., Ltd., by and among Poly Technologies, Inc., Ferrari S.p.A., Italian Motors (Sales & Service) Limited and CTF Luxury Goods (China) Limited, dated July 18, 2006.

99.16
Amended and Restated Equity Joint Venture Contract relating to Ferrari Maserati Cars International Trading (Shanghai) Co., Ltd., by and among Poly Technologies, Inc., Ferrari S.p.A., Italian Motors (Sales & Service) Limited and CTF Luxury Goods (China) Limited, dated July 18, 2006.

99.17
Side Agreement relating to Amended and Restated Equity Joint Venture Contract in respect of Ferrari Maserati Cars International Trading (Shanghai) Co., Ltd., by and among Poly Technologies, Inc., Ferrari S.p.A., Italian Motors (Sales & Service) Limited and CTF Luxury Goods (China) Limited, dated July 18, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XACT AID, INC.

Date: September 8, 2006	By:	/s/ Herbert Adamczyk
Herbert Adamczyk Chief Operating Officer

EXHIBIT INDEX

Exhibit No.	Description
4.1	Certificate of Designation of Series A Convertible Preferred Stock.

10.1
Share Exchange Agreement dated July 15, 2006 among the Company, Inc., Fred De Luca, Corich Enterprises, inc., Herbert Adamczyk and Technorient Limited, incorporated by reference from the Form 8-K/A filed with the SEC on July 28, 2006.

10.2	Consultancy Services Agreement dated July 15, 2006 by and between Xact Aid, Inc. and Happy Emerald Limited

10.3	Stock Purchase dated as of May 24, 2006 between Xact Aid, Inc. and Nexgen Biogroup, Inc. incorporated by reference from the Form 8-K filed with the SEC on June 15, 2006.

10.4	Conversion Agreement dated as of July 26, 2006 among Xact Aid, Inc. on the one hand, and AJW Partners LLC, AJW Offshore, Ltd, AJW Qualified Partners, LLC and New Millennium Capital Partners II, LLC.

10.5	Conversion Agreement between Xact Aid, Inc. and Edward W. Withrow, III.

99.1	Shareholders’ Agreement dated March 31, 1993, by and among Herbert Adamczyk, Klaus Jurgen Dorr, Andrew Ronald Turner, Happyland Company Limited and Corich Enterprises Inc.

99.2	Import and distribution agreement for Hong Kong, Macau, dated January 1, 1992, by and between Ferrari S.p.A. and Italian Motors (Sales & Service) Limited

99.3	Letter of variation to “Import and Distribution Agreement” dated November 27, 2003, by and among Ferrari S.p.A., Italian Motors (Sales & Service) limited and Auto Italia Limited.

99.4	Deed of Indemnity, dated November 27, 2003, by and among Ferrari S.p.A., Italian Motors (Sales & Service) Limited and Auto Italia Limited.

99.5	Letter to vary the “Import and Distribution Agreement” dated July 23, 2004, by and between Italian Motors (Sales & Service Limited) and Ferrari S.p.A.

99.6	Import and distribution agreement for Hong Kong and the Guangdong province of the People’s Republic of China, dated January 1, 1996, by and between Maserati S.p.A. and Auto Italia Limited.

99.7	Letter to vary the agreement, dated May 25, 2005, by and between Maserati S.p.A. and Auto Italia Limited.

99.8	Services Agreement, dated July 1, 2002, by and between Italian Motors (Sales & Service) Limited, Auto Italia Limited and Herbert Adamczyk.

99.9
Equity Joint Venture Agreement relating to the establishment of Ferrari Maserati Cars International Trading (Shanghai) Co., Ltd., by and among
Poly Technologies, Inc., Italian Motors (Sales & Service) Limited and Ferrari S.p.A., dated March 23, 2004.

99.10
Articles of Association of Ferrari Maserati Cars International Trading (Shanghai) Co., Ltd., by and among Poly Technologies, Inc., Italian Motors (Sales & Service) Limited and Ferrari S.p.A, dated March 23, 2004.

99.11	Services Agreement by and between Auto Italia Limited and Ferrari Maserati Cars International Trading (Shanghai) Co., Ltd., dated November 4, 2004.

99.12	Declaration of Trust in respect of Equity Interest of Dalian F.T.Z. Italian Motors Trading Co., Ltd., by and between Ko Mei Wah and Italian Motors (Sales & Service) Limited, dated December 19, 2005.

99.13
Equity Interest Transfer Agreement in respect of Ferrari Maserati Cars International Trading (Shanghai) Co., Ltd., by and between Italian Motors (Sales & Service) Limited and Ferrari S.p.A., dated December 30, 2005.

99.14
Side Agreement in respect of Transfer of Equity Interest of Ferrari Maserati Cars International Trading (Shanghai) Co., Ltd., by and between Italian Motors (Sales & Service) Limited and Ferrari S.p.A., dated December 30, 2005.

99.15
Amended and Restated Articles of Association of Ferrari Maserati Cars International Trading (Shanghai) Co., Ltd., by and among Poly Technologies, Inc., Ferrari S.p.A., Italian Motors (Sales & Service) Limited and CTF Luxury Goods (China) Limited, dated July 18, 2006.

99.16
Amended and Restated Equity Joint Venture Contract relating to Ferrari Maserati Cars International Trading (Shanghai) Co., Ltd., by and among Poly Technologies, Inc., Ferrari S.p.A., Italian Motors (Sales & Service) Limited and CTF Luxury Goods (China) Limited, dated July 18, 2006.

99.17
Side Agreement relating to Amended and Restated Equity Joint Venture Contract in respect of Ferrari Maserati Cars International Trading (Shanghai) Co., Ltd., by and among Poly Technologies, Inc., Ferrari S.p.A., Italian Motors (Sales & Service) Limited and CTF Luxury Goods (China) Limited, dated July 18, 2006.